Exhibit 23











                    Independent Auditors' Consent





The Board of Directors
Fingerhut Companies, Inc.:


We consent to the use of our report dated August 16, 1996 included herein and to the reference to our firm under the heading "Experts" in the registration statement.




                                        /s/ KPMG Peat Marwick LLP



August 26, 1996
Minneapolis, Minnesota